Exhibit 99.1
Investor Contact:
Duane A. Owens
864-282-9488
Media Contact:
Kathleen M. Bennett
864-282-9452
FOR IMMEDIATE RELEASE
TUESDAY, MARCH 27, 2007
BOWATER COMMENTS ON FIRST QUARTER 2007 FINANCIAL RESULTS
GREENVILLE, SC — Bowater Incorporated (NYSE: BOW) today announced that it expects first quarter operating income to be $15 to $20 million below fourth quarter levels, excluding any gains from asset sales and other non-recurring items. In the first quarter, the company has experienced significant recycled fiber cost pressures, with the cost for old newsprint increasing by approximately 35% since December. In light of weak newsprint demand in North America, which has declined by 12% year-to-date compared to 2006, the company has curtailed production of newsprint and specialty papers during the quarter at its Gatineau, Quebec mill and selected other machines that are heavily dependent upon recycled fiber. In addition, lumber demand continues to be weak with low pricing through the first quarter.
     “We are extremely disappointed by our anticipated first quarter financial performance,” said David J. Paterson, Chairman, President and Chief Executive Officer. “While North American newsprint demand and lumber pricing continues to be weak, we will remain strictly focused on containing controllable costs and matching our production to demand. That said, our pulp business is performing well with strong pricing across all grades.”
     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of coated and specialty papers and newsprint. In addition, the company sells bleached market pulp and lumber products. Bowater employs approximately 7,400 people and has 12 pulp and paper mills in the United States, Canada and South Korea. In North America, it also operates one converting

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facility and eight sawmills. Bowater’s operations are supported by approximately 815,700 acres of timberlands owned or leased in the United States and Canada and 28 million acres of timber cutting rights in Canada. Bowater operates six recycling plants and is one of the world’s largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX). To learn more, visit www.bowater.com.
Forward-Looking Statements
Statements in this news release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about expected operating income and financial performance generally in the first quarter of 2007, our business outlook, assessment of market conditions (including demand for newsprint, pulp and lumber products), strategies (including anticipated execution of our production and cost reduction strategies and opportunities related thereto), recycled fiber costs, and the continuation of operational improvements generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expects”, “projects”, “intends”, “believes”, “anticipates”, and other terms with similar meaning indicating possible future events or actions or potential impact on the business or shareholders of Bowater.
These forward-looking statements are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, negative industry conditions and further growth in alternative media, actions of competitors, Canadian dollar exchange rates, the actual realization of cost reduction strategies, the demand for higher margin coated and uncoated mechanical paper, and the costs of raw materials such as energy, chemicals and fiber. Additional factors listed from time to time in Bowater’s Securities and Exchange Commission filings, including those described in the company’s annual report on Form 10-K for the year ended December 31, 2006 under the caption “Cautionary Statements Regarding Forward-Looking Information and Use of Third Party Data.” Bowater disclaims any obligation to update these forward-looking statements.
Any information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.
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